DRYDEN GOVERNMENT SECURITIES TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ




				January 14, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


           Re:	Dryden Government Securities Trust
                       File No. 811-3264



Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended
November 30, 2004. The enclosed is being filed electronically via the EDGAR System.

Yours truly,



/s/ Jonathan D. Shain

Jonathan D. Shain
Secretary































This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 16th day of January 2004.


Dryden Government Securities Trust


By: /s/ Jonathan D. Shain		Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain                                    Floyd L. Hoelscher
Secretary




T:\CLUSTER 2\N-SARS\GST\NEW\2005\Annual cover-sig.doc